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                                                                   EXHIBIT 22.1

                             PATHMARK STORES, INC.
                             List of Subsidiaries

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     Name                                              State of Incorporation
-----------------                                      -----------------------

AAL Realty Corp.......................................         New York
Bridge Stuart, Inc....................................         New York
Bucks Stuart, Inc.....................................         Pennsylvania
Eatontown Stuart, Inc.................................         New Jersey
GAW Properties Corp...................................         New Jersey
Jersey Stuart, Inc....................................         New Jersey
Madison Stuart Corporation............................         New Jersey
Pathmark Risk Management Corporation..................         New Jersey
Pauls Trucking Corp...................................         New Jersey
Pennsylvania Stuart, Inc..............................         Pennsylvania
Plainbridge, Inc......................................         Delaware

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